UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2009

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment and Supplement to Indenture and First Supplemental Trust Indenture in Connection with Xergi Cooperation Agreement

As previously announced, on April 23, 2009, Environmental Power Corporation (the “Company”) entered into a Cooperation Agreement with its subsidiary, Microgy, Inc., Danish Biogas Technology, A.S. (“DBT”) and DBT’s parent, Xergi, A.S. (the “Cooperation Agreement”). In addition to restructuring the previous license agreement with DBT to better reflect the Company’s build/own/operate business model, the Cooperation Agreement provides, among other things, that the Company would issue $3,000,000 original principal amount of its 14% Convertible Notes due January 1, 2014 (the “Notes”) to DBT in payment of certain license fees. The Cooperation Agreement is described in more detail in the Company’s Current Report on Form 8-K, dated April 23, 2009, as filed with the Securities and Exchange Commission on April 28, 2009 (the “Prior 8-K”).

On May 22, 2009, the Company closed on the issuance of the Notes to DBT under the Cooperation Agreement. In connection with such closing, on May 22, 2009, the Company entered into Amendment and Supplement No. 1 to Indenture and First Supplemental Trust Indenture dated as of May 1, 2009 (the “Amendment and Supplement”) with Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Amendment and Supplement supplements and amends that certain Indenture for Senior Debt Securities, dated as of March 1, 2009, between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee (the “Indenture”), and that certain First Supplemental Trust Indenture for 14% Convertible Notes due January 1, 2014, dated as of March 1, 2009 (the “First Supplemental Indenture”), between the Company and the Trustee. The Amendment and Supplement amends and supplements the Indenture and the First Supplemental Indenture principally in order to include therein certain provisions necessary or desirable in connection with the issuance of securities authorized thereby in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including the issuance of the Notes to DBT. In addition, the Amendment and Supplement makes certain other immaterial corrections and additions to the Indenture and the First Supplemental Indenture. The foregoing description of the Amendment and Supplement is qualified in its entirety by reference to the Amendment and Supplement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 relating to the Notes is contained in Items 1.01 and 8.01 and is incorporated herein by reference. This information was previously reported in the Prior 8-K.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As previously reported in the Prior 8-K, the Notes issued to the account of DBT pursuant to the terms of the Cooperation Agreement, and the shares of the Company’s common stock issuable upon conversion thereof (the “Conversion Shares”), have not been registered under the Securities Act in reliance on the exemption from the registration requirements thereof set forth in Sections 4(2) and/or 4(6) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The Notes comprising the Consideration are convertible into a maximum of approximately 555,556 Conversion Shares, representing approximately 3.6% of the Company’s outstanding shares of common stock as of the date the Cooperation Agreement was executed.

ITEM 8.01.	OTHER EVENTS

On May 22, 2009, in accordance with the terms of the Cooperation Agreement, the Supplemental Indenture, the Indenture and the Amendment and Supplement, the Company executed and delivered a restricted certificate representing the Notes registered in the name of DBT.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits –	Please see the Exhibit Index appearing after the signature page and before the exhibits to this Current Report on Form 8-K, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Michael E. Thomas
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

Dated: May 27, 2009

Exhibits Index

Exhibit No.	Description
4.1	Amendment and Supplement No. 1 to Indenture and First Supplemental Trust Indenture, dated as of May 1, 2009, between Environmental Power Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of Restricted Certificate for the 14% Convertible Notes due January 1, 2014 (contained in Exhibit 4.1).

4